CORNING INCORPORATED       WILLIAM D. EGGERS                         EXHIBIT 5.1
CORNING, NEW YORK 14831    SENIOR VICE PRESIDENT
AND GENERAL COUNSEL

December 1, 1999

To the Board of Directors of
Corning Incorporated


Gentlemen:

         I am Senior Vice President and General Counsel of Corning Incorporated, a New York corporation ("Corning"), and am familiar with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to deferred compensation obligations being registered under the Registration Statement (the "Deferred Compensation Obligations"), which may be offered by Corning pursuant to the Supplemental Investment Plan and the Management Deferral Plan of Corning (the "Plans").

         In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of Corning, certificates of public officials and officers of Corning, and other documents as I deemed pertinent as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

         1. Corning is a corporation duly incorporated and validly existing under the laws of the State of New York;

         2. The Deferred Compensation Obligations to be offered by Corning pursuant to the Plans when issued or sold in accordance with the Plans will be valid and binding obligations of Corning, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting the enforcement of creditors rights or by general principles of equity.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name in "Interests of Named Experts and Counsel" in the Registration Statement.

                                                       Very truly yours,

                                                       /s/ WILLIAM D. EGGERS